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Exhibit 1.1

TRI-S SECURITY CORPORATION

UNDERWRITING AGREEMENT

Capital Growth Financial, LLC
Bathgate Capital Partners LLC
Newbridge Securities Corporation
As Representatives of the several
    Underwriters named in Schedule I hereto
225 NE Mizner Blvd.
Suite 750
Boca Raton, FL 33432

Dear Sirs:

        Tri-S Security Corporation, a Georgia corporation (the "Company"), proposes, subject to the terms and conditions contained herein, to sell to you and the other underwriters named on Schedule I to this Agreement (the "Underwriters") for whom you are acting as Representatives (the "Representatives"), an aggregate of 1,800,000 units (the "Firm Units"), each unit ("Unit") comprised of one (1) share (a "Share") of the Company's $.001 par value common stock (the "Common Stock") and one (1) Redeemable Common Stock Purchase Warrant (the "Warrants"). The aforesaid Units, Shares, and Warrants are together referred to as the "Firm Securities." Until notice is given by the Company ("Notice of Separation") to holders of the Units and to the Nasdaq Stock Market, the Common Stock and the Warrants will be traded only as Units. The Notice of Separation will provide a date that the Units will separate (the "Separation Date"). On the Separation Date the Units will be deemed separated and the Common Stock and Warrants shall thereafter be traded only on a separate basis. The separation of the Units into shares of Common Stock and Warrants will occur upon the earlier to occur of sixty days from the date of this Agreement or 30 days after such Notice of Separation is given. However, the Company shall not allow separation of the Units until the earlier to occur of 60 days immediately following the date of this Agreement or exercise by the Underwriters of their entire overallotment option described below. The Warrants are to be issued under the terms of a Warrant Agreement (the "Warrant Agreement") by and between the Company and            (the "Warrant Agent"), in substantially the form as most recently filed as an exhibit to the Registration Statements (as hereinafter defined). The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on Schedule I attached hereto and made a part hereof at a purchase price (net of discounts and commissions) of $5.52 per Firm Unit. Each Warrant entitles its holder to exercise it to purchase one share of Common Stock for $6.00 during the period commencing on one year from the Effective Date of the Registration Statement (as hereinafter defined) and terminating on the five-year anniversary of the Effective Date. The Warrants shall be redeemable by the Company at a price of $.25 per Warrant, provided (i) the Warrants are exercisable, (ii) the Shares are subject of an effective registration statement permitting their sale under the Securities Act, and (iii) the Common Stock has closed at a price of $9.00 per share for the 20 consecutive trading days prior to the date that the Warrants are called for redemption by the Company.

        The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations thereunder (the "Regulations") adopted by the Securities and Exchange Commission (the "Commission"), a Registration Statement (as hereinafter defined) on Form S-1 (No. 333-119737), including a Preliminary Prospectus (as hereinafter defined) relating to the Securities (as hereinafter defined), and such amendments thereof as may have been required to the date of this Agreement. The Company has heretofore delivered copies of the Registration Statement (including all amendments thereto) and of the related Preliminary Prospectus to you. The term "Preliminary Prospectus" means any preliminary prospectus included at any time as a part of the Registration Statement or filed with the Commission by the

Company pursuant to Rule 424(a) of the Regulations. The term "Registration Statement" as used in this Agreement means the initial registration statement (including all exhibits, all financial schedules and all documents and information deemed to be a part of the Registration Statement through incorporation by reference or otherwise), as amended at the time and on the date it becomes effective (the "Effective Date"), including the information (if any) contained in the form of final Prospectus (as hereinafter defined) filed with the Commission pursuant to Rule 424(b) of the Regulations and deemed to be part thereof at the time of effectiveness pursuant to Rule 430A of the Regulations. If the Company has filed an abbreviated registration statement to register additional Units (as hereinafter defined) pursuant to Rule 462(b) under the Regulations (the "462(b) Registration Statement"), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement. The term "Prospectus" as used in this Agreement means the Prospectus in the form included in the Registration Statement at the time of effectiveness or, if Rule 430A of the Regulations is relied on, the term Prospectus shall also include the final Prospectus filed with the Commission pursuant to Rule 424(b) of the Regulations.

        The Company understands that the Underwriters propose to make a public offering of the Units, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representatives deem advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each Preliminary Prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

        1.    Sale, Purchase, Delivery, and Payment for the Units.    On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:

          (a)   The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $6.00 per Unit ($5.52 net of discounts and commissions) (the "Initial Price"), the number of Firm Units set forth opposite the name of such Underwriter under the column "Number of Firm Units to be Purchased" on Schedule I to this Agreement, subject to adjustment in accordance with Section 6 hereof.

          (b)   For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units, the Company hereby grants to the Underwriters, severally and not jointly, an option to purchase up to an additional 270,000 Units from the Company ("Over-allotment Option"). Such additional 270,000 Units are hereinafter referred to as "Option Units." The Firm Units and the Option Units are hereinafter referred to as the "Units," and the Units and the Shares and Warrants included in the Units are hereinafter collectively referred to as the "Securities." The purchase price to be paid for the Option Units will be the same price per Option Unit as the price per Firm Unit set forth in Section 1(a) hereof.

        The Over-allotment Option granted pursuant to Section 1(b) hereof may be exercised by the Representatives as to all (at any time) or any part (from time to time) of the Option Units within 60 days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company by the Representatives, which must be confirmed in writing by overnight mail or facsimile transmission setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units (the "Option Closing Date"), which will not be later than five full business days nor earlier than two full business days after the date of the notice or such other time as shall be agreed upon by the Company and the Representatives, at the offices of Capital Growth Financial, LLC ("CGF") or at such other place as shall be agreed upon by the Company and the Representatives. Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice.

          (c)   Payment of the purchase price for, and delivery of the certificates for, the Firm Units shall be made at 10:00 A.M., Denver time, on            , 2005, or such other date, not later than the fifth business day thereafter, or at such earlier time as shall be agreed upon by the Representatives and the Company at the offices of CGF or at such other place as shall be agreed upon by the Representatives and the Company. The hour and date of delivery and payment for the Firm Units are called the "Closing Date." Payment for the Firm Units shall be made on the Closing Date at the Representatives' election by wire transfer in Federal (same day) funds or by certified or bank cashier's check(s) in New York Clearing House funds, paid to the order of the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Units (or through the facilities of the Depository Trust Company ("DTC")) for the account of the Underwriters. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two full business days prior to the Closing Date. The Company will permit the Representatives to examine and package the Firm Units for delivery, at least one full business day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Representatives for all the Firm Units.

In addition, in the event that any or all of the Option Units are purchased by the Underwriters, payment of the purchase price for, and delivery of the certificates representing, the Option Units shall be made on the Option Closing Date at the Representatives' election by wire transfer in Federal (same day) funds or by certified or bank cashier's check(s) in New York Clearing House funds, payable to the Company at the offices of CGF or at such other place as shall be agreed upon by the Representatives and the Company upon delivery to you of certificates representing such securities (or through the facilities of DTC) for the account of the Underwriters. The certificates representing the Option Units to be delivered will be in such denominations and registered in such names as the Representatives request not less than two full business days prior to the Closing Date or the Option Closing Date, as the case may be, and will be made available to the Representatives for inspection, checking and packaging at the aforesaid office of the Company's transfer agent or correspondent not less than one full business day prior to such Closing Date.

          (d)   On the Closing Date the Company shall sell and issue to the Representatives (and/or their designees) for a total purchase price of $180.00 Representatives' Options entitling the Representatives or their assigns to purchase (i) 180,000 shares of Common Stock at a price equal to    % of the public offering price of the Common Stick ($            ), and (ii) 180,000 Warrants at a price equal to    % of the public offering price of the Warrants ($0.10), (i) with the two forms of options together constituting Units, subject to the same terms as the public Units with respect to their remaining together and trading as Units or subsequently being separated into their component parts and trading separately as Common Stock and Warrants, and (ii) the terms of the Representatives' Options, including exercise period, anti=dilution provisions, exercise price, exercise provisions, transferability, and registration rights, to be in the form filed as an exhibit to the Registration Statement.

The Representatives' Purchase Option shall be exercisable, in whole or in part, commencing 180 days from the Effective Date and expiring on the five-year anniversary of the Effective Date.The Representatives understand and agree that there are significant restrictions against transferring the Representatives' Purchase Option during the first 180 days after the Effective Date, as set forth in Section 2 of the Representatives' Option.

        Payment of the purchase price of, and delivery of the certificates for, the Representatives' Option shall be made on the Closing Date. The Company shall deliver to the Representatives, upon payment therefor, certificates for the Representatives' Options in the name or names and in such authorized denominations as the Representatives may request.

        2.    Representations and Warranties of the Company.    The Company represents and warrants to each Underwriter, as of the date hereof, as of the Closing Date and as of each Option Closing Date (if any), as follows:

          (a)   At the time the Registration Statement became effective and at all times subsequent thereto up to the Closing Date and the Option Closing Date, if any, the Registration Statement and the Prospectus will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Regulations, and will in all material respects conform to the requirements of the Securities Act and the Regulations; neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Securities or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Securities Act and the Regulations and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2(a) does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representatives expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto.

          (b)   The Company has filed with the Commission a Form 8-A registration statement providing for the registration under the Securities Exchange Act of 1934, as amended ("Exchange Act"), of the Common Stock, which registration statement complies in all material respects with the Exchange Act. The registration of the Common Stock under the Exchange Act has been declared effective by the Commission on the date hereof. Neither the Commission nor, to the best of the Company's knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus or has instituted or, to the best of the Company's knowledge, threatened to institute any proceedings with respect to such an order.

          (c)   The agreements and documents described in the Registration Statement and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Prospectus, or (ii) is material to the Company's business, has been duly and validly executed by the Company, is in full force and effect and is enforceable against the Company and, to the Company's knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company's knowledge, any other party is in breach or default thereunder and, to the best of the Company's knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. To the best of the Company's knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

          (d)   No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company within the three years prior to the date hereof, except as disclosed in the Registration Statement.

          (e)   The disclosures in the Registration Statement summarizing the effects of federal, state and local regulation on the Company's business as currently contemplated are correct summaries in all material respects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (f)    The statistical and related data included in the Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate.

          (g)   Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or business of the Company; (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no member of the Company's senior management has resigned from any position with the Company.

          (h)   Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its equity securities.

          (i)    Miller Ray & Houser LLP ("MRH"), whose report is filed with the Commission as part of the Registration Statement, are independent accountants as required by the Securities Act and the Regulations, and such accountants, in the performance of their work for the Company, are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002. MRH has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act. There are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company's knowledge, a material future effect on the Company's financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

          (j)    The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and Prospectus, fairly present in all material respects the financial position, the results of operations and the cash flows of the Company at the dates and for the periods to which they apply; such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein. Neither the Company nor its subsidiary have engaged in any material off-balance sheet transactions, arrangements, or obligations (including contingent obligations), and neither the Company nor its subsidiary has any other relationship with any unconsolidated entity or other person that may have a material current or future effect on the Company's financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

          (k)   The Company had at the date or dates indicated in the Prospectus the duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized but unissued shares of Common Stock of the Company or any security convertible into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

          (l)    All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; except as described in or expressly contemplated by the Registration Statement, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options. The authorized Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the outstanding Common Stock were at all relevant times either registered under the Securities Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such shares of Common Stock, exempt from such registration requirements.

          (m)  The Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement. The Representatives' Securities have been duly and validly authorized by the Company, and, when executed or issued, the Warrant Agreement and the Representatives' Purchase Option and the Representatives' Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof, and such Warrant Agreement, Representatives' Purchase Option, and Representatives' Warrants are enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (n)   Except as set forth in the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company.

          (o)   Each of this Agreement, the Warrant Agreement, and the Representatives' Securities has been duly and validly authorized by the Company and constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (p)   The execution, delivery, and performance by the Company of this Agreement, the Warrant Agreement, and the Representatives' Securities, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Articles of Incorporation or the Bylaws of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business.

          (q)   No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Articles of Incorporation or Bylaws or in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

          (r)   The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates, and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business as described in the Prospectus. The disclosures in the Registration Statement concerning the effects of federal, state and local regulation on this offering and the Company's business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (s)   The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery, of the Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Warrant Agreement, the Representatives' Warrants, and as

  contemplated by the Prospectus, except with respect to applicable federal and state securities laws and the bylaws and rules of the National Association of Securities, Inc. ("NASD").

          (t)    To the best of the Company's knowledge, all information contained in the questionnaires ("Questionnaires") completed by each of the Company's officers, directors, and 5% or greater stockholders ("Initial Stockholders") and provided to the Underwriters is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each Initial Stockholder to become inaccurate and incorrect in all material respects.

          (u)   There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the best of the Company's knowledge, threatened against, or involving the Company or, to the best of the Company's knowledge, any Initial Stockholder which has not been disclosed in the Registration Statement or the Questionnaires.

          (v)   The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its state of incorporation, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the Company.

          (w)  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or any part thereof.

          (x)   Except as described in the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder's, consulting or origination fee by the Company or any Initial Stockholder with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the best of the Company's knowledge, any Initial Stockholder that may affect the Underwriters' compensation, as determined by the NASD.

          (y)   The Company has not made any direct or indirect payments (in cash, securities or otherwise) (i) to any person, as a finder's fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any NASD member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any NASD member, within the twelve months prior to the date on which the Registration Statement was filed with the Commission or thereafter, other than payments to the Representatives.

          (z)   The Company will not pay any of the net proceeds of the Offering to any participating NASD member or its affiliates.

          (aa) Based on the Questionnaires, except as set forth on Schedule 2(aa), no officer, director or any beneficial owner of the Company's unregistered securities has any direct or indirect affiliation or association with any NASD member. The Company will advise the Representatives and their counsel if it learns that any officer, director, or owner of at least 5% of the Company's outstanding Common Shares is or becomes an affiliate or associated person of an NASD member participating in the Offering.

          (bb) Neither the Company nor any of the Initial Stockholders or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office

  (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding; (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus; or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company's internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

          (cc) Any certificate signed by any duly authorized officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

          (dd) No Initial Stockholder, employee, officer, or director of the Company is subject to any noncompetition agreement or non-solicitation agreement with any employer or prior employer that could materially adversely affect his ability to be an Initial Stockholder, employee, officer and/or director of the Company.

          (ee) No more than 45% of the "value" (as defined in Section 2(a)(41) of the Investment Company Act of 1940 ("Investment Company Act")) of the Company's total assets consist of, and no more than 45% of the Company's net income after taxes is derived from, securities other than "Government securities" (as defined in Section 2(a)(16) of the Investment Company Act).

          (ff)  The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust, or other business entity, except as described in the Prospectus.

          (gg) There are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

          (hh) The Company has obtained the agreement (the "Lock-up Agreements") of each of its officers, directors, and shareholders that he will not, without the prior written consent of the Representatives, during the twelve-month period after the date of the Prospectus, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether these shares or any such securities are then owned by the person or are thereafter acquired, directly from the Company; or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any transaction described above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

        3.    Covenants of the Company.    The Company covenants and agrees as follows:

          (a)   The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act no later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Regulations.

          (b)   The Company shall promptly advise the Representatives in writing (i) when any post-effective amendment to the Registration Statement shall have become effective; (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the institution or threatening of any proceeding for that purchase; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (v) of the happening of any event during the period described in Section 3(c) hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Registration Statement unless the Company has furnished the Representatives a copy for review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

          (c)   During the time when a Prospectus is required to be delivered under the Securities Act, or the Exchange Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Securities Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Units in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Units is required to be delivered under the Securities Act, or the Exchange Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will notify the Representatives promptly and prepare and file with the Commission, subject to Section 3(b) hereof, an appropriate amendment or supplement in accordance with Section 10 of the Securities Act.

          (d)   For a period of five years from the Effective Date or until such earlier time at which the Company is liquidated, the Company will use its best efforts to maintain the registration of the Common Stock under the provisions of the Exchange Act. The Company will not deregister the Units under the Exchange Act without the prior written consent of the Representatives.

          (e)   The Company will endeavor in good faith, in cooperation with the Representatives, at or prior to the time the Registration Statement becomes effective, to qualify the Units for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably designate within the United States, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representatives agree that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction. The Company and the Representatives agree that with respect to qualifying the Units for offering and sale under securities laws outside of the United States, the Representatives will be relying solely on the Company and its agents to perfect all filings required by such foreign jurisdictions and to make all such statements and reports at such times as are or may be required by the laws of such foreign jurisdictions, provided that the Representatives will provide any assistance as reasonably requested by the Company for such perfection.

          (f)    The Company will deliver to each of the several Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, such number of copies of each Preliminary Prospectus and the Prospectus as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to you two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

          (g)   For a period of five years from the Effective Date or until such earlier time at which the Company is liquidated, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's Form 10-Q (or 10-QSB) quarterly report and the mailing of quarterly financial information to stockholders.

          (h)   The Company will apply to be included in Standard & Poor's Daily News and Corporation Records Corporate Descriptions for a period of five years from the Effective Date. Promptly after the consummation of the Offering, the Company shall take such steps as may be necessary to obtain a secondary market trading exemption for the Company's securities in the State of California. The Company shall also take such other action as may be reasonably requested by the Representatives to obtain a secondary market trading exemption in such other states as may be requested by the Representatives.

          (i)    The Company shall retain a financial public relations firm reasonably acceptable to the Representatives for a term to be agreed upon by the Company and the Representatives.

          (j)    Within 10 days of the Closing Date, the Company will retain a research firm to provide coverage of the Company for a period of not less than 12 months. The research firm must be acceptable to the Representatives in their sole discretion.

          (k)   For a period of five years from the Effective Date or until such earlier time at which the Company is liquidated, the Company will furnish to the Representatives and their counsel copies (which may be electronic copies) of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish or otherwise make available to the Representatives (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 8-K or Schedules 13D, l3G, 14D-l or 13E-4 received or prepared by the Company; (iv) five copies of each registration statement filed by the Company with the Commission under the Securities Act; (v) a copy of monthly statements, if any, setting forth such information regarding the Company's results of operations and financial position (including balance sheet, profit and loss statements and data regarding outstanding purchase orders) as is regularly prepared by management of the Company; and (vi) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representatives may from time to time reasonably request.

          (l)    For a period of five years following the Effective Date or until such earlier time at which the Company is liquidated, the Company shall retain a transfer agent acceptable to the Representatives ("Transfer Agent") and will furnish to the Representatives at the Company's sole cost and expense such transfer sheets of the Company's securities as the Representatives may request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC.

          (m)  On the Effective Date the Company shall deliver a written report detailing those states in which the Securities may be traded in non-issuer transactions under the Blue Sky laws of the fifty states ("Secondary Trading Survey").

          (n)   During such time as the Units, the Shares, and the Warrants are quoted on the NASD OTC Bulletin Board (or any successor trading market such as the Bulletin Board Exchange) or the Pink Sheets, LLC (or similar publisher of quotations) and no other automated quotation system, the Company shall provide to the Representatives, at its expense, such reports published by the NASD or the Pink Sheets, LLC relating to price trading of the Units, the Shares, and the Warrants, as the Representatives shall reasonably request.

          (o)   For a period of seven years from the date hereof, the Company will not take any action or actions which may prevent or disqualify the Company's use of Form S-1 (or other appropriate form) for the registration of the Representatives' Securities under the Securities Act.

          (p)   The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, without limitation, to (i) the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement and exhibits thereto, the Preliminary and Final Prospectuses and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters; (ii) the printing, engraving, issuance and delivery of the Securities and the Representatives' Securities, including any transfer or other taxes payable thereon; (iii) the qualification of the Units under state or foreign securities or Blue Sky laws, including the costs of printing and mailing the Preliminary and Final Blue Sky Memoranda and all amendments and supplements thereto, fees and disbursements of its counsel retained for such purpose; (iv) filing fees, costs and expenses (including disbursements for the Representatives' counsel) incurred in registering the Offering with the NASD; (v) costs of placing "tombstone" advertisements in The Wall Street Journal, The New York Times and a third publication to be selected by the Representatives not to exceed $10,000 in the aggregate; (vi) fees and disbursements of the Transfer Agent; (vii) all expenses incurred in connection with any road shows andany "due diligence" meetings arranged by the Representatives, including a videotape or PowerPoint presentation; (viii) the preparation, binding and delivery of transaction "bibles," in form and style reasonably satisfactory to the Representatives, and transaction lucite cubes or similar commemorative items in a style and quantity as reasonably requested by the Representatives; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 3(o). The Representatives may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Representatives and others. If the Offering contemplated by this Agreement is not consummated for any reason whatsoever for reasons not attributable to the Underwriters, then the Company shall reimburse the Underwriters in full for their out of pocket expenses, including, without limitation, its legal fees and disbursements and "road show" and due diligence expenses. The Representatives shall retain such part of the nonaccountable expense allowance (described below in Section 3(p)) previously paid as shall equal its actual out-of-pocket expenses and refund the balance. If the amount previously paid is insufficient to cover such actual out-of-pocket expenses, the Company shall remain liable for and promptly pay any other actual out-of-pocket expenses.

          (q)   The Company further agrees that, in addition to the expenses payable pursuant to Section 3(p), on each of the Closing Date and Option Closing Date (if any), it will pay to the Representatives a nonaccountable expense allowance equal to three percent (3%) of the gross proceeds received by the Company from the sale to the public of the Firm Units, (less any amounts previously paid), by deduction from the proceeds of the Offering contemplated herein.

          (r)   The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption "Use of Proceeds" in the Prospectus.

          (s)   The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Securities Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

          (t)    Neither the Company nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Representatives) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (u)   The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (v)   For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain MRH or other independent public accountants reasonably acceptable to the Representatives.

          (w)  The Company shall advise the NASD if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of an NASD member participating in the distribution of the Units.

          (x)   All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction of counsel for the Underwriters.

          (y)   The Company agrees not to solicit Warrant exercises other than through the Representatives. Upon any exercise of the Warrants after twelve months from the Effective Date, the Company agrees to pay any Representative a fee of 5% of the aggregate Warrants exercise price, if: (i) the market price of the Common Stock on the date the Warrants are exercised is greater than the then exercise price of the Warrants; (ii) the exercise of the Warrants is solicited by such Representative at such time as it is a member of the NASD and such Representative is designated in writing by the holder of the Warrants as the NASD member soliciting the exercise; (iii) the Warrants are not held in a discretionary account; (iv) the disclosure of compensation arrangements was made both at the time of the Offering and at the time of exercise of the Warrants; and (v) the solicitation of exercise of the Warrant was not in violation of Regulation M promulgated under the Exchange Act. No Warrant solicitation by a Representative will occur for a period of twelve months after the Effective Date. The Representatives may engage sub-agents in their solicitation efforts.

          (z)   In connection with the solicitation of exercise of the Warrants, the Company will (i) assist the Representatives with respect to such solicitation, if requested by the Representatives, and (ii) at the Representatives' request, provide the Representatives, and direct the Company's transfer agent and warrant agent to provide to the Representatives, at the Company's cost, lists of the record and, to the extent known, beneficial owners of, the Warrants.

          (aa) Company will reserve and keep available the maximum number of its authorized but unissued shares of Common Stock that are issuable upon exercise of the Warrants, the Representatives' Purchase Option, and the Representatives' Warrant outstanding from time to time.

          (bb) The Company will afford the Representatives the right, but not the obligation, commencing on the Effective Date and surviving for a period of three years, to designate one observer to attend meetings of the Board of Directors. The designee, if any, and the Representatives will receive notice of each meeting of the Board of Directors in accordance with Georgia law. Any such designee will receive reimbursement for all reasonable costs and expenses incurred in attending meetings of the Board of Directors, including but not limited to, food, lodging and transportation, together with such other fee or such compensation as is paid by the Company to the highest compensated outside member of the Board of Directors. Moreover, to the extent permitted by law, the Representatives and their designee shall be indemnified for the actions of such designee as an observer to the Board of Directors and in the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and/or directors, to the extent permitted under such policy, each of the Representatives and their designee shall be an insured under such policy. During the stated three-year period, the Representatives' observer to the Company's Board of Directors will be (i) invited to attend meetings of the Company's Board of Directors; (ii) provided with a copy of all Actions by Unanimous Written consent of the Board of Directors in lieu of an actual meeting; (iii) furnished with a copy of all public filings by the Company and Company press releases as released; (iv) updated by the Company's management on at least a quarterly basis, regarding the Company's activities, prospects and financial condition; and (v) advised immediately of material events to the extent consistent with applicable law. During the subject three-year period, the Company will hold meetings of its Board of Directors at intervals of not less than 90 days. Any observer designated by the Representatives, as herein provided, shall be acceptable to the Company, which acceptance shall not be unreasonably withheld, and such designated observer shall make certain representations in writing to the Company concerning his responsibilities under the federal securities laws with respect to information obtained by such observer as a result of his attendance at meetings of the Board of Directors of the Company and as a result of the receipt by him of other nonpublic information concerning the Company. It is currently anticipated that the Representatives will request            to be appointed as Board observer.

          (cc) The Company shall deliver the Notice of Separation, after consulting with the Representatives, in accordance with the time frames set forth in the first paragraph of this Agreement

          (dd) On the Closing Date, the Company shall enter into a Consulting Agreement with the Representatives (the "Consulting Agreement") whereby the Company will agree to pay the Representatives a financial consulting fee of $4,500 per month for the succeeding 24 month period. The entire 24 month consulting fee will be due and payable on the Closing Date

        4.    Conditions of Underwriters' Obligations.    The obligations of the several Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

          (a)   The Registration Statement has been declared effective on the date of this Agreement, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for such purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

          (b)   By the Effective Date, the Representatives shall have received clearance from the NASD as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

          (c)   No order suspending the sale of the Units in any jurisdiction designated by you pursuant to Section 3(e) hereof shall have been issued on or before either the Closing Date or the Option Closing Date, and no proceedings for that purpose shall have been instituted or, to the best of the Company's knowledge, shall be contemplated.

          (d)   On the Closing Date, the Representatives shall have received the favorable opinion of Rogers & Hardin LLP, counsel to the Company, dated the Closing Date, addressed to the Representatives and in form and substance reasonably satisfactory to counsel to the Underwriters to the effect that:

            (i)    The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of its state of incorporation. The Company is duly qualified and licensed and in good standing as a foreign corporation in each jurisdiction in which it has certified to us that it owns or leases any properties or maintains employees, except where the failure to qualify could not reasonably be expected to have a material adverse effect on the Company.

            (ii)   All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; to such counsel's knowledge, except as described in or expressly contemplated by the Registration Statement, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options. The authorized Common Stock conforms as to legal matters in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. To such counsel's knowledge, the offers and sales of the outstanding Common Stock and Preferred Stock were at all relevant times either registered under the Securities Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such shares of Common Stock, exempt from such registration requirements. To such counsel's knowledge, the authorized and outstanding capital stock of the Company is as set forth in the Prospectus.

            (iii)  The Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable. The Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company arising by operation of law or under the Articles of Incorporation or Bylaws of the Company. When issued, the

    Representatives' Purchase Option and the Representatives' Warrants will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment therefore, the number and type of securities of the Company called for thereby, and such Representatives' Purchase Option and Representatives' Warrants, when issued, will be enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The certificates representing the Securities are in due and proper form.

            (iv)  This Agreement has been duly authorized, executed, and delivered by the Company and it constitutes, and the Representatives' Purchase Option and Representatives' Warrants and the Consulting Agreement have been duly and validly authorized by the Company and, when executed and delivered, will constitute, the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (b) as enforceability of any indemnification or contribution provisions may be limited under the federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

            (v)   The execution, delivery and performance of this Agreement, the Consulting Agreement, the Representatives' Purchase Option, the Representatives' Warrants, the issuance and sale of the Securities, the consummation of the transactions contemplated hereby and thereby, and compliance by the Company with the terms and provisions hereof and thereof, do not and will not, with or without the giving of notice or the lapse of time, or both, (a) to such counsel's knowledge, conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of, any mortgage, deed of trust, note, indenture, loan, contract, commitment or other agreement or instrument filed as an exhibit to the Registration Statement; (b) result in any violation of the provisions of the Articles of Incorporation or the Bylaws of the Company; or (c) to such counsel's knowledge, violate any United States statute or any judgment, order or decree, rule or regulation applicable to the Company of any court, United States federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, its properties or assets.

            (vi)  The Registration Statement, each Preliminary Prospectus and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements included therein, as to which no opinion need be rendered), each as of their respective dates, complied as to form in all material respects with the requirements of the Securities Act and Regulations. The Securities and each agreement filed as an exhibit to the Registration Statement conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. No United States federal or state statute or regulation required to be described in the Prospectus is not described as required, nor, to such counsel's knowledge, are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement not so described or filed as required.

            (vii) The Registration Statement is effective under the Securities Act. To such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act or applicable state securities laws.

            (viii) To such counsel's knowledge, there is no action, suit, or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or threatened against the Company that is required to be described in the Registration Statement.

            In addition, counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Underwriters at which the contents of the Registration Statement, the Prospectus and related matters were discussed and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except as otherwise set forth in this opinion), on the basis of the foregoing (relying as to materiality to a significant extent upon facts provided by officers and other representatives of the Company), no facts have come to the attention of such counsel which should lead them to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b)), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the exhibits (other than with respect to the summaries thereof contained in the Registration Statement and Prospectus), financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus).

          (e)   On each of the Closing Date and the Option Closing Date, if any, the Representatives shall have received the favorable opinion of Rogers & Hardin LLP, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representatives and in form and substance reasonably satisfactory to counsel for the Underwriters, confirming as of the Closing Date and, if applicable, the Option Closing Date, the statements made by Rogers & Hardin LLP in its opinion delivered on the Effective Date.

        In rendering its opinion, Rogers & Hardin LLP may rely (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent Rogers & Hardin LLP deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to counsel to the Underwriters) of other counsel reasonably acceptable to counsel to the Underwriters, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to the Underwriters' counsel if requested. The opinion of Rogers & Hardin LLP and any opinion relied upon by Rogers & Hardin LLP shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

          (f)    At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, you shall have received a letter, addressed to the Representatives and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to you and to counsel to the Underwriters from MRH dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any:

            (i)    Confirming that they are independent accountants with respect to the Company within the meaning of the Securities Act and the applicable Regulations and that they have not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;

            (ii)   Stating that in their opinion the financial statements of the Company included in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published Regulations thereunder;

            (iii)  Stating that, on the basis of a limited review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (a) the unaudited financial statements of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement; (b) at a date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders' equity of the Company as compared with amounts shown in the September 30, 2004, balance sheet included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any decrease, setting forth the amount of such decrease; and (c) during the period from September 30, 2004, to a specified date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any decrease in revenues, net earnings or net earnings per share of Common Stock, in each case as compared with the corresponding period in the immediately preceding year and as compared with the corresponding period in the immediately preceding quarter, other than as set forth in or contemplated by the Registration Statement or, if there was any such decrease, setting forth the amount of such decrease;

            (iv)  Setting forth, at a date not later than five days prior to the Effective Date, the amount of liabilities of the Company (including a break-down of commercial papers and notes payable to banks);

            (v)   Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

            (vi)  Stating that they have not during the immediately preceding five year period brought to the attention of the Company's management any reportable condition related to internal structure, design or operation, as defined in the Statement on Auditing Standards No. 60 "Communication of Internal Control Structure Related Matters Noted in an Audit," in the Company's internal controls; and

            (vii) Statements as to such other matters incident to the transaction contemplated hereby as you may reasonably request.

          (g)   At each of the Closing Date and the Option Closing Date, if any, the Representatives shall have received a certificate of the Company signed by the Chairman of the Board or the President and the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that (i) the Company has performed all covenants and agreements and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be; (ii) the conditions set forth in Section 4(h) hereof have been satisfied as of such date; (iii) as of Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct; (iv) they have carefully examined the Registration Statement and the Prospectus and, in their opinion, (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus; and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act. In addition, the Representatives will have received such other and further certificates of officers of the Company as the Representatives may reasonably request.

          (h)   At each of the Closing Date and the Option Closing Date, if any, the Representatives shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying (i) that the copies of the Bylaws and Articles of Incorporation of the Company attached thereto are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified; (iii) all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

          (i)    Prior to and on each of the Closing Date and the Option Closing Date, if any, (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Initial Stockholder before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Regulations and shall conform in all material respects to the requirements of the Securities Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (j)    On the Closing Date, the Company shall have delivered to the Representatives executed copies of the Representatives' Warrants.

          (k)   All proceedings taken in connection with the authorization, issuance or sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and to counsel to the Underwriters.

          (l)    On the Closing Date, the Representatives shall have received the Secondary Market Trading Survey.

          (m)  The Company has delivered to the Representatives the Lock-up Agreements referred to in Paragraph 2(hh).

          (n)   The Company shall have received notice that the Units are eligible to be listed on the Nasdaq Small Cap Market as of the Effective Date.

        5.    Indemnification.

          (a)   Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, and each dealer selected by you that participates in the offer and sale of the Securities (each a "Selected Dealer") and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter ("controlling person") within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including, without limitation, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the Representatives' Warrants; or (iii) any application or other document or written communication (in this Section 5 collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Units under the securities laws thereof or filed with the Commission, any state securities commission or agency, The Nasdaq Stock Market or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter to the extent that any loss, liability, claim, damage or expense of such Underwriter results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Securities to such person as required by the Securities Act and the Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3(f) hereof. The Company agrees promptly to notify the Representatives of the commencement of any litigation or proceedings against the Company or any of its officers, directors, or controlling persons in connection with the issue and sale of the Securities or in connection with the Registration Statement or Prospectus.

          (b)   If any action is brought against an Underwriter, a Selected Dealer or a controlling person in respect of which indemnity may be sought against the Company pursuant to Section 5(a), such Underwriter or Selected Dealer shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter or Selected Dealer, as the case may be) and payment of actual expenses. Such Underwriter, Selected Dealer or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter, Selected Dealer or controlling person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action; (ii) the Company shall not have employed counsel to have charge of the defense of such action; or (iii) such indemnified party or parties shall have reasonably concluded that there will be material defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter, Selected Dealer and/or controlling person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Underwriter, Selected Dealer or controlling person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement on behalf of the Company of such action, which approval shall not be unreasonably withheld.

          (c)   Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters, by the provisions of Section 5(b).

          (d)   In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case; or (ii) contribution under the Securities Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided that no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section 5(d), each director, officer, and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Underwriters or the Company, as applicable.

          (e)   Within 15 days after receipt by any party to this Agreement (or its representatives) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party ("contributing party"), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit, or proceeding is brought against any party, and such party notifies a contributing party or its representatives of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5(e) are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available. The Underwriters' obligations to contribute pursuant to this Section 5(e) are several and not joint.

        6.    Default by an Underwriter.

          (a)   If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units or the Option Units, if the Over-allotment Option is exercised, hereunder, and if the number of the Firm Units or Option Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units or Option Units that all Underwriters have agreed to purchase hereunder, then such Firm Units or Option Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

          (b)   In the event that the default addressed in Section 6(a) above relates to more than 10% of the Firm Units or Option Units, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Units or Option Units to which such default relates on the terms contained herein. If within one business day after such default relating to more than 10% of the Firm Units or Option Units you do not arrange for the purchase of such Firm Units or Option Units, then the Company shall be entitled to a further period of one business day within which to procure another party or parties satisfactory to you to purchase said Firm Units or Option Units on such terms. In the event that neither you nor the Company arranges for the purchase of the Firm Units or Option Units to which a default relates as provided in this Section 6, this Agreement may be terminated by you or the Company without liability on the part of the Company (except as provided in Sections 3(s) and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Units, this Agreement will not terminate as to the Firm Units; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

          (c)   In the event that the Firm Units or Option Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriters may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

        7.    Right to Appoint Representative.    For a period of five years from the Effective Date, upon notice from the Representatives to the Company, the Representatives shall have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the Board of Directors of the Company; provided that such representative shall sign a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representatives and its counsel in connection with such representative's attendance at meetings of the Board of Directors; and provided further that upon written notice to the Representatives, the Company may exclude the representative from meetings where, in the written opinion of counsel for the Company, the representative's presence would destroy the attorney-client privilege. The Company agrees to give the Representatives written notice of each such meeting and to provide the Representatives with an agenda and minutes of the meeting no later than the date it gives such notice and provides such items to the other directors, and to reimburse the representative of the Representatives for his reasonable out-of-pocket expenses incurred in connection with his attendance at the meeting, including, without limitation, food, lodging and transportation.

        8.    Additional Covenants.

          (a)   The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Articles of Incorporation or Bylaws.

          (b)   The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Securities Act, including, without limitation, to using its best efforts to prevent any of the Company's outstanding securities from being deemed to be a "penny stock", as defined in Rule 3a-5l-1 under the Exchange Act, during such period.

        9.    Representations and Agreements to Survive Delivery.    Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Dates, and such representations, warranties and agreements of the Underwriters and Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person, and shall survive the issuance and delivery of the Securities to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

        10.    Effective Date of this Agreement and Termination.

          (a)   This Agreement shall become effective on the Effective Date at the time the Registration Statement is declared effective by the Commission.

          (b)   You shall have the right to terminate this Agreement at any time prior to any Closing Date (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; (ii) if trading on The New York Stock Exchange, the American Stock Exchange, the Boston Stock Exchange or on the NASD OTC Bulletin Board (or successor trading market) shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the NASD OTC Bulletin Board or by order of the Commission or any other government authority having jurisdiction; (iii) if the United States shall have become materially involved in a new war or an increase in major hostilities; (iv) if a banking moratorium has been declared by a New York State or federal authority; (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market; (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Shares; (vii) if any of the Company's representations, warranties or covenants hereunder is breached, and if not otherwise qualified by materiality, there is a material adverse effect; or (viii) if the Representatives shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions, including, without limitation, as a result of terrorist activities after the date hereof, as in the Representatives' judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Shares or to enforce contracts made by the Underwriters for the sale of the Securities.

          (c)   In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the out of pocket expenses related to the transactions contemplated herein shall be governed by Section 3(p) hereof.

          (d)   Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

        11.    Miscellaneous.

          (a)   All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or telecopied and confirmed and shall be deemed given when so delivered or telecopied and confirmed or if mailed, two days after such mailing.

If to the Representatives:

  Capital Growth Financial, LLC
  225 NE Mizner Blvd.
  Suite 750
  Boca Raton, FL 33432
  Attn: Alan L. Jacobs, CEO

If to the Company:

  Tri-S Security Corporation
  3700 Mansell Road
  Suite 220
  Alpharetta, Georgia 30022
  Attn: Ronald G. Farrell, Chief Executive Officer

Copy to (which shall not constitute notice to the Company):

  Rogers & Hardin LLP
  2700 International Tower
  229 Peachtree Street, N.E.
  Atlanta, Georgia 30303
  Attn: Steven E. Fox, Esq.

          (b)   The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

          (c)   This Agreement may only be amended by a written instrument executed by each of the parties hereto.

          (d)   This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

          (e)   This Agreement shall inure solely to the benefit of and shall be binding upon the Representatives, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

          (f)    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, relating in any way to this Agreement shall be brought and enforced in the courts of the State of Florida of the United States of America, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 11(a) hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding, or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

          (g)   This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

          (h)   The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[Balance of page intentionally left blank]

        If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,
TRI-S SECURITY CORPORATION
By:
		Name:	Ronald G. Farrell
		Title:	Chief Executive Officer
Accepted on the date first above written.
CAPITAL GROWTH FINANCIAL, LLC Acting severally on behalf of itself and as one of the Representatives of the several Underwriters named in Schedule I annexed hereto
By:
Name:	Alan L. Jacobs
Title:	CEO

SCHEDULE I

TRI-S SECURITY CORPORATION

1,800,000 UNITS

Underwriter	Number of Firm Units to be Purchased
Capital Growth Financial, LLC
Bathgate Capital Partners LLC
Newbridge Securities Corporation

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TRI-S SECURITY CORPORATION UNDERWRITING AGREEMENT